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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 31, 1999 relating to the financial statements, which appears in Aspeon, Inc.'s (formerly Javelin Systems, Inc.) Annual Report on Form 10-KSB/A for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Costa Mesa, California
April 5, 2000